EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 19, 2004 on the financial statements of Audible, Inc. as of December 31, 2002 and 2003, and for each of the years in the three-year period ended December 31, 2003, incorporated by reference herein.

/S/    KPMG LLP

Short Hills, New Jersey

November 17, 2004